Exhibit 21

                     SUBSIDIARIES OF INTER-TEL, INCORPORATED

       Listed below are all the subsidiaries of Inter-Tel, Incorporated, as well as the jurisdiction under the laws of which each was organized, and the percentage of the outstanding voting stock of each owned by Inter-Tel, Incorporated.

                                                                            PERCENTAGE             STATE OR
                                                                             OF VOTING           JURISDICTION
NAME                                                                        STOCK OWNED         OF ORGANIZATION
----                                                                        -----------         ---------------
Inter-Tel Integrated Systems, Inc.                                              100%                Arizona
Inter-Tel Technologies, Inc.                                                    100%                Arizona
Inter-Tel Leasing, Inc.                                                         100%                Arizona
Inter-Tel Software and Services, Inc.                                           100%                Arizona
Inter-Tel Midwest, Inc.                                                         100%                Delaware
Inter-Tel Incorporated-New Jersey                                               100%                Delaware
Inter-Tel NetSolutions, Inc.                                                    100%                Texas
Inter-Tel DataCom, Inc.                                                         100%                Delaware
Southwest Telephone Systems, Inc.                                               100%                New Mexico
American Telcom Corp. of Georgia, Inc.                                          100%                Georgia
Access West, Inc.                                                               100%                Delaware
Inter-Tel Integrated Systems (UK), Ltd.                                         100%                United Kingdom
Swan Solutions Limited                                                          100%                United Kingdom
Inter-Tel Japan, Inc.                                                           100%                Japan
Tri-Com Communications, Inc.                                                    100%                North Carolina
Florida Telephone Systems, Inc.                                                 100%                Florida
NTL Corporation dba ComNet of Ohio                                              100%                Ohio
Integrated Telecom Services Corporation                                         100%                Kentucky
Telephone Corporation of America, Inc. (Telcoa)                                 100%                Maryland
TDI Services Corporation, Technology Dynamics for the 21st Century              100%                Virginia
Executone Inter-Tel Business Information Systems, Inc.                          100%                Arizona